Exhibit 10.13

SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”), is entered into as of November 28, 2012, by and between MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership (collectively, the “Company”), and Peggy M. Moretti (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2010, as amended by the First Amendment thereto, effective as of June 29, 2012 (the “Employment Agreement”);

WHEREAS, pursuant to Section 10(j) of the Employment Agreement, the Employment Agreement may be modified by a written agreement executed by the Company and the Executive; and

WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement as set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement as follows, effective as of the date first above written:

1.         Section 1 of the Employment Agreement is hereby amended by deleting the reference to the date “December 31, 2014” in its entirety and replacing it with the date “December 31, 2015” in lieu thereof.

2.         Section 3(b) of the Employment Agreement is hereby amended by adding the following new paragraph at the end of such Section:

“For the avoidance of doubt, in the event that the Executive’s employment with the Company is terminated (other than by the Company for Cause, by the Executive’s voluntary resignation or due to the Executive’s death or disability) in connection with or by reason of a liquidation of the Company or a sale, liquidation or other disposition or exit (including any trustee sale, foreclosure, default, or placement into receivership) of all or substantially all of the Company’s direct or indirect assets (in each case, in a single transaction or series of transactions), such termination shall constitute a termination of the Executive’s employment by the Company without Cause for purposes of this Agreement, any other agreement between the Executive and the Company, and any plan maintained by the Company.”

3.         Section 4(a) of the Employment Agreement is hereby amended by deleting the clause “Subject to Section 4(d) below” in its entirety and substituting the clause “Subject to Sections 4(d) and 4(e) below” in lieu thereof.

4.         The following new Section 4(e) of the Employment Agreement is hereby added immediately after Section 4(d) of the Employment Agreement:

“(e)    Retention Plan Offset. Notwithstanding any provision of this Agreement to the contrary, in the event that the Executive becomes entitled to severance payments or benefits under Section 4(a) hereof, the aggregate amount of cash severance paid or payable to the Executive pursuant to Section 4(a)(ii) shall be reduced by an amount equal to 75% of the aggregate amount of the Retention Bonus (as defined in the MPG Office Trust, Inc. Retention Bonus Plan (the “Retention Plan”)) paid to the Executive pursuant to the Retention Plan (determined on a gross basis, prior to the deduction of any amounts withheld or deducted for tax or payroll purposes). Such reduction, if any, shall be limited to 75% of the aggregate amount of the Retention Bonus actually paid to the Executive, and the amount of cash severance shall not be reduced by any Additional Retention Payments (as defined in the Retention Plan) paid to the Executive under the Retention Plan (in each case, such Retention Bonus and Additional Retention Payments determined on a gross basis, prior to the deduction of any amounts withheld or deducted for tax or payroll purposes).”

5.         This Second Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

6.         All other terms and provisions of the Employment Agreement shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Second Amendment has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC., a Maryland corporation

By:	/s/ CHRISTOPHER M. NORTON
	Name:	Christopher M. Norton
	Title:	Executive Vice President, General Counsel and Secretary

MPG OFFICE, L.P., a Maryland limited partnership

By: MPG Office Trust, Inc.
Its: General Partner

By:	/s/ CHRISTOPHER M. NORTON
	Name:	Christopher M. Norton
	Title:	Executive Vice President, General Counsel and Secretary

Accepted and Agreed, this 28th day of November 2012.

By:	/s/ PEGGY M. MORETTI
Peggy M. Moretti

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